SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 22, 2009
                        (Date of earliest event reported)


                             HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                         0-5411                     23-2413500
(State or other                   (Commission                  (IRS Employer
 jurisdiction of                  File Number)                Identification
 incorporation)                                                   Number)


101 North Pointe Boulevard, Lancaster, Pennsylvania             17601-4133
--------------------------------------------------------------------------------
Address of principal executive offices)                         (Zip Code)



Registrant's telephone number including area code            (717) 735-8117
                                                             --------------


              ----------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02   Termination of a Material Definitive Agreement

     Effective July 22, 2009, the Company entered into an agreement (the "Agreement") with Myron Levy terminating his employment agreement. The Agreement provides that in full satisfaction of all prior, current and future obligations to Mr. Levy under the employment agreement, Mr. Levy is to receive an immediate lump sum payment of $4,705,000 and thereafter monthly payments of $100,000 commencing on September 1, 2009 for thirty-five (35) consecutive months through July 1, 2012. Payments are through a non-interest bearing promissory note. Mr. Levy also shall continue as a consultant to the Company for three years at an annual compensation of $50,000 and is to receive certain other benefits as provided in the employment agreement, including his annual bonus for fiscal 2009 as well as medical reimbursement and insurance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (b) and (c) Effective July 22, 2009, Myron Levy was replaced as Chairman and Chief Executive Officer of the Company.

     David Lieberman (64 years of age) was appointed by the Board of Directors as the Company's Chairman, to serve at the pleasure of the Board. He will be receiving annual compensation of $250,000 in addition to 100,000 shares of restricted common stock which vest in 2014. Mr. Lieberman, a senior partner in the New York law firm of Beckman, Lieberman & Barandes, LLP is a past director of Herley and has been a practicing attorney in New York since 1970. Beckman, Lieberman & Barandes, LLP is one of several law firms that has provided legal services to the Company, specifically in the areas of corporation and securities law.

     Richard F. Poirier (44 years of age) was appointed by the Board of Directors as the Company's Chief Executive Officer and President, to serve at the pleasure of the Board. He will be receiving annual compensation of $400,000 in addition to 50,000 stock options at a per share price of $10.39, which vest over a three-year period. Mr. Poirier has been a Corporate Vice President and General Manager of Herley New England in Woburn, Massachusetts since August 2003 and has been with the Company since 1992 when Herley acquired Micro Dynamics, Inc.

     Yohah Adelman (58 years of age) has been appointed Senior Vice President by the Board of Directors to serve at the pleasure of the Board. He will be receiving annual compensation of $300,000 and has been granted 25,000 stock options at a per share price of $10.39, which vest over a three year period. Mr. Adelman has been general manager of the Company's subsidiary, General Microwave Israel, since Herley's 1999 acquisition of General Microwave Corp.

Item 9.01      Financial Statements and Exhibits

          (d)  Exhibits

               (10) Agreement   dated  July  22,  2009  by  and  between  Herley
                    Industries, Inc. and Myron Levy.

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HERLEY INDUSTRIES, INC.


                                       By: /s/ Richard F. Poirier
                                           ----------------------------
                                               Richard F. Poirier
                                               Chief Executive Officer

Dated:   July 28, 2009